SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 24, 2013 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 Other Events

    On January 24, 2013, Radio One, Inc. (the “Company”) reported that it had received a letter from The NASDAQ Stock Market advising it that the Company’s Class D shares traded under the symbol ROIAK, had regained compliance with NASDAQ's minimum bid price listing requirements and were in good standing on The NASDAQ National Market.   The letter received from NASDAQ on January 24, 2013 stated that because the Class D shares closed above the $1.00 minimum bid price for the 10 consecutive trading days ended January 23, 2013, the Company had regained compliance and the matter was now closed.

Forward-Looking Statements

    Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. Factors that could cause actual results to differ materially from the forward-looking statements include changes to the listing standards, policies and procedures of the NASADQ National Market, fluctuations in the Company's general financial and operating results, changes in the Company's liquidity and capital resources, declines in the market price of the Company's common stock, changes in the capital markets, competition, and general and industry-specific economic conditions. For more information about these and other risks that could affect the forward-looking statements herein, please see the Company's annual report on Form 10-K/A for the year ended December 31, 2011 and other filings made with the Securities and Exchange Commission. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
January 25, 2013	Peter D. Thompson
Chief Financial Officer